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                                                                 EXHIBIT 10.12

                             INCENTIVE AGREEMENT

               This INCENTIVE AGREEMENT (this "AGREEMENT"), dated as of
         March 21, 1996, is made by and between Nashua Corporation, a Delaware corporation, with its principal place of business located in Nashua, New Hampshire ("NASHUA") and David A. Peterson, an individual residing at 45 Glenn Drive, Rt #1, White Heath, IL 61884 (the "EXECUTIVE").

               WHEREAS, the Executive is employed on the date hereof as Chief Executive Officer and President of Cerion Technologies Inc., a Delaware corporation with its principal place of business located in Champaign, Illinois ("CERION");

               WHEREAS, Cerion was established on December 31, 1995 as a wholly-owned subsidiary of Nashua, to assume the operations of Nashua's Precision Technologies division;

               WHEREAS, Nashua and Cerion intend to sell shares of Common Stock of Cerion in an underwritten public offering (the "OFFERING");

               WHEREAS, in the event that Nashua and Cerion are unable or unwilling to complete the Offering for any reason, Nashua may pursue the private sale of Cerion as a going concern to a third party;

               WHEREAS, Nashua believes that the Executive's participation in the management of Cerion is important to the success of any such proposed private sale, and is accordingly prepared to offer the Executive certain incentives to encourage the Executive to retain his current position with Cerion until the time of any such private sale; and

               WHEREAS, in consideration of the promises and covenants set forth below Nashua and the Executive desire to enter into an Incentive Agreement, on the terms and subject to the conditions set forth below;

               NOW, THEREFORE, it is hereby agreed as follows:

                    Section 1. DEFINITIONS. For the purposes of this Agreement:

                    (a) the term "AFFILIATE" shall mean, with respect to a specified Person, any Person that directly or indirectly controls, is controlled by or is under common control with, the specified Person;

                    (b) the term "DISK BUSINESS" shall mean the manufacture, processing or sale of substrates for disks used in the hard disk drives of computers, network servers or storage devices and substrates for organic photoconductor drums;





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                    (c) the term "PERSON" shall mean any individual,
         corporation, association, partnership (general or limited), joint venture, trust, estate, limited liability company, or other legal entity or organization, and any government or subdivision thereof or any governmental or regulatory agency;

                    (d) the term "RESTRICTED PERIOD" shall mean the period from the date hereof until the first to occur of (i) the date two years after the termination or expiration of the Executive's employment with Cerion, and (ii) the date of completion of an Offering; and

                    (e) the term "SALE" shall mean, with respect to Cerion, the sale, disposal or other transfer of all or substantially all of the assets or capital stock of Cerion to, or the merger of Cerion with, any Person which at the time of such sale, disposal, other transfer or merger is not an Affiliate of Nashua. In no event shall the term "Sale" include the sale of Cerion Common Stock in any Offering.

                    Section 2. INCENTIVE PAYMENT. If the Executive shall continue to be employed by Cerion in the capacity he has as of the date of this Agreement, or in any capacity with similar duties, responsibilities and compensation in the management of Cerion, and such employment continues through and including the date of completion of any Sale of Cerion, then Nashua agrees to pay to the Executive an incentive payment in an aggregate amount calculated by multiplying the Executive's base salary for 1996 ($160,000) by 3
          (the "Incentive Payment"). The Incentive Payment shall be payable 50% immediately following the date of completion of any Sale of Cerion, with the balance due and payable twelve months after the date of completion of such a Sale. In any case of a conditional Sale or a Sale for which any portion of the consideration or purchase price is deferred or is to be delivered at a later date than the "closing" of such Sale, then the actual date of completion of such a Sale of Cerion shall, for the purposes of this Agreement, be as reasonably determined by Nashua under the circumstances, taking into consideration the time at which substantially all of the bargained-for consideration in such Sale shall have been received by Nashua, and Nashua may, in such circumstances, elect to make the foregoing Incentive Payment in such installments as Nashua may deem appropriate.

                    Section 3. EXECUTIVE'S EMPLOYMENT PROTECTION. In the event that, within twelve (12) months after any Sale of Cerion, the employment of the Executive with Cerion (or its successor) is involuntarily terminated by the employer (other than for cause), and Nashua shall not, within a reasonable period of time thereafter, have offered employment to the Executive in a position with Nashua or any Affiliate of Nashua with similar duties, responsibilities and compensation to that held by the Executive immediately prior to such termination, then Nashua agrees promptly to pay to the Executive an additional payment in an amount equal to the Executive's base salary for 1996; PROVIDED, however, that Nashua shall make no payment, which, when aggregated with other payments hereunder, would constitute




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          an "excess parachute payment" within the meaning of Section 280G of the Internal Revenue Code of 1986 or any successor provision.

                    Section 4. TERMINATION OF OBLIGATIONS. Upon the first to occur of (i) the completion of an Offering and (ii) December 31, 1996, all obligations of Nashua to pay any amount to the Executive under this Agreement shall immediately terminate and be of no further effect. All obligations of the Executive pursuant to section 5 below shall terminate upon the completion of an Offering, and this Agreement shall thereupon be canceled in its entirety without any requirement of notice to or consent of any party.

                    Section 5. NON-COMPETITION, NON-SOLICITATION, INVENTIONS AND CONFIDENTIALITY.

                    Section 5.1. NON-COMPETITION. The parties hereto recognize and agree that the services of the Executive are special and unique and that he has special fiduciary duties to Cerion as its Chief Executive Officer and President, and that for these reasons a covenant on the part of the Executive not to compete during his employment by Cerion, and for a reasonable period after the termination or expiration of such employment, is essential to protect the value of Cerion to Nashua. Accordingly, and in consideration for $1.00 and Nashua's covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Executive agrees that for the Restricted Period, neither the Executive nor any person or entity controlled, directly or indirectly, by the Executive, whether individually or as an officer, director, employee, consultant, partner or owner of more than one percent of the equity interest in any corporation or other entity, shall, directly or indirectly (i) in the United States, Canada, United Kingdom, Western Europe, Eastern Europe, or the Far East, engage in, or render any services in connection with, any business that is competitive, directly or indirectly, with the businesses (including without limitation the Disk Business) carried on by Cerion at or prior to the termination or expiration of the Executive's employment by Cerion, or (ii) interfere with the business relationships (whether formed heretofore or hereafter) between Cerion and any of its customers and suppliers.

                    Section 5.2 NON-SOLICITATION. During the Restricted Period, neither the Executive nor any person or entity controlled, directly or indirectly, by the Executive shall, directly or indirectly, hire, retain (including as a consultant), solicit or encourage to leave the employment of Cerion, any employee of Cerion, or hire or retain any former employee of Cerion (including, for the purposes of this section 5.2, any former employee of the Precision Technologies division of Nashua) who has left such employment within one year prior to such hiring or retention.

                    Section 5.3 INVENTIONS; ASSIGNMENT. All rights to discoveries, inventions, improvements and innovations (including all data and records pertaining thereto) which relate to the business of Cerion whether or not patentable, copyrightable or reduced to writing which




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          the Executive may discover, invent or originate during the Restricted
          Period either alone or with others and whether or not during working hours or by the use of the facilities of Cerion ("INVENTIONS"), shall be the exclusive property of Cerion. The Executive shall promptly disclose all Inventions to Cerion. Whether during the term of this Agreement or thereafter, the Executive shall execute at the request of Cerion any assignments or other documents Cerion may deem necessary to protect or perfect its rights in any Inventions, and shall assist Cerion, at Cerion's expense, in obtaining, defending and enforcing Cerion's rights therein. The Executive hereby appoints Cerion as his attorney-in-fact to execute on his behalf any assignments or other documents deemed necessary by Cerion to protect or perfect its rights to any Inventions.

                    Section 5.4 CONFIDENTIAL INFORMATION. (a) During and after the period of his employment by Cerion, the Executive and any person or entity controlled directly or indirectly by the Executive shall maintain in confidence and shall not directly or indirectly, disclose, sell, use, publish, make copies of, or communicate to any person, firm, or corporation any confidential information, trade secrets or proprietary data of Cerion of which he leams or learned or to which he has or had access during the course of the Executive's employment by Cerion (which, for the purpose of this section 5.4, shall be deemed to include the Precision Technology division of Nashua prior to the establishment of Cerion).

                    (b) For purposes of this section 5.4, "confidential information, trade secrets or proprietary data" means any information concerning any matters affecting or relating to the business of Cerion, including but without limiting the generality of the foregoing, any inventions, improvements, and enhancements (whether patentable or not); patents or patent applications; any protectable technology, know-how and copyrightable material; trade secrets, including any formulas, patterns, devices, machines, processes, compilations of information, or expenditures of time or money; product designs and development; research reports, market studies and plans; customer lists; the prices Cerion obtains or has obtained from the sale of, or at which it sells or has sold, its products or services; estimates, bids, and projections; or any other information concerning the business of Cerion, its manner of operation, its plans, policies, processes, strategies, or other data, and including any information as to the existence or terms and provisions of this Agreement, without regard to whether any or all of the foregoing are or would be deemed confidential, material, or important, the parties hereto stipulating that, as between them, the same are confidential, material and important, and gravely affect the effective and successful conduct of Cerion's business and Cerion's goodwill, and that any breach of the terms of this section 5.4 shall be a material breach of this Agreement and will result in immediate and irreparable harm to Cerion; provided that nothing shall be considered "confidential information, trade secrets or proprietary data" which is or becomes known to the public by acts of others (other than other signatories to this type of agreement with Cerion) or through the normal or other authorized course of operation of Cerion.

                    (c) All memoranda, notes, lists, records and other documents (and all copies thereof) made or compiled by the Executive or any person or entity controlled, directly or indirectly, by the Executive or made available to the Executive or any person or entity



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controlled, directly or indirectly, by the Executive concerning the business of Cerion or any of its Affiliates shall be Cerion's property and shall be delivered to Cerion promptly upon the termination of the Executive's employment by Cerion.

        Section 5.5. ASSIGNMENT. The benefits of the Executive's agreements and covenants in this section 5 may be assigned without notice to or consent of the Executive to any acquiror of Cerion or all or substantially all of the assets in a Sale, and the Executive hereby unconditionally and irrevocably consents to any such assignment and furthermore agrees to be bound by the provisions of this section 5 notwithstanding any Sale of Cerion, or any assignment of the benefits of this section 5 in connection with any such sale.

        Section 6. GENERAL.

        (a) NOTICES. All notices and other communications hereunder shall be in writing or by written telecommunication, and shall be deemed to have been duly given if delivered personally or if mailed by certified or registered first-class mail, postage prepaid and return receipt requested, sent by facsimile or delivered by established overnight courier service to the relevant address set forth below, or to such other address as the recipient of such notice or communication shall have specified to the other party hereto in accordance with this section 6(a):

               If to Nashua, to:

                    Nashua Corporation
                    44 Franklin Street
                    Nashua, New Hampshire  03061-2002
                    Attention: President
                    Fax: 603-880-2747

               If to the Executive, to:

                    David A. Peterson
                    45 Glenn Drive, Rt #1
                    White Heath, IL61884

        Any such notice will be deemed to have been duly given or made and to have become effective (i) if delivered by hand or facsimile to the party to which it is directed, at the time of the receipt thereof or the sending of such facsimile, (ii) if sent by overnight courier, on the business day next following dispatch thereof, and (iii) if sent by certified or registered mail, on the fifth business day following the mailing thereof.

        (b) EQUITABLE REMEDIES. it is recognized by the parties hereto that damages for breaches of covenants of the nature contained in this Agreement are difficult if not

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impossible to prove precisely; therefore, it is agreed that of this
Agreement shall be enforceable by injunction. If any of the restrictions contained in this Agreement hereof shall be deemed to be unenforceable by reason of the extent, duration or geographical scope or other provisions hereof, then the parties hereto contemplate that the court or other body having jurisdiction over the matter shall reduce such extent, duration, geographical scope or other provision hereof and enforce the affected provisions of this Agreement in reduced form for all purposes in the manner contemplated hereby, and the parties hereto agree that such provisions of this Agreement, as so modified, shall be valid and binding as though any unenforceable provision had not been included therein.

        (c) SEVERABILITY. If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired.

        (d) WAIVERS. No delay or omission by either party hereto in exercising any right, power or privilege hereunder shall impair such right, power or privilege, nor shall any single or partial exercise of any such right, power or privilege preclude any further exercise thereof or the exercise of any other right, power or privilege.

        (e) COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        (f) ASSIGNS. The rights and obligations of the parties hereto shall inure to the benefit of, and shall be binding upon, the successors and assigns of each of them; provided, however, that the Executive acknowledges that the services to be rendered in connection with this Agreement by him are unique and personal. Accordingly, the Executive shall not, during the continuance of this Agreement, assign this Agreement without the prior written consent of Nashua.

        (g) ENTIRE AGREEMENT. This Agreement contains the entire understanding of the parties, supersedes all prior agreements and understandings relating to the subject matter hereof, and shall not be amended except by a written instrument hereafter signed by each of the parties hereto.

        (h) SURVIVAL. The termination of this Agreement shall not affect the obligations of any party hereunder which by their terms are to be continued for any period after the termination of this Agreement.

        (i) GOVERNING LAW. This Agreement and the performance hereof shall be construed and governed in accordance with the laws of the State of New Hampshire.






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        (j) JURISDICTION. The parties hereby agree that any action for the enforcement or interpretation of any provision of this Agreement will be brought in the courts of the State of New Hampshire or any Federal court sitting therein, and each party hereby consents to the exclusive jurisdiction of such court and waives any objections that it may now or hereafter have to the venue of any such action or any such court or that such action is brought in an inconvenient forum. Each of the parties hereby consents to the service of process being made upon such party at its address specified in section 6(a) above.

        (k) WAIVER OF JURY. TRIAL, ETC. The Executive hereby waives his right to a jury trial with respect to any action or claim arising out of any dispute in connection with this Agreement, any rights or obligations hereunder or thereunder or the performance of such rights and obligations. Except as prohibited by law, the Executive hereby waives any right he may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. The Executive (i) certifies that no representative, agent or attorney of Nashua has represented, expressly or otherwise, that Nashua would not, in the event of litigation, seek to enforce the foregoing waivers, and (ii) acknowledges that the Nashua has been induced to enter into this Agreement, and to provide the benefits to the Executive provided for in this Agreement, by, among other things, the waivers and certifications contained in this section 6(k).

        IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties hereto have caused this Agreement to be duly executed as an instrument under seal as of the date and year first above written.



                                       NASHUA CORPORATION

                                       By: /s/ Bruce Wright
                                           -------------------
                                               Bruce Wright
                                               Vice President,
                                               Human Resources


                                           /s/ David A. Peterson
                                           ---------------------
                                               David A. Peterson